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                                                                   EXHIBIT 3(ii)

[FEDERAL HOME LOAN BANK OF NEW YORK LOGO]

                                  BYLAWS OF THE
                       FEDERAL HOME LOAN BANK OF NEW YORK

                                    ARTICLE I

                                     OFFICES

SECTION 1. PRINCIPAL OFFICE: The principal office of the Federal Home Loan Bank of New York ("Bank") shall be located in the City of New York, County of New York, State of New York, or at such other place as may be designated by the Federal Housing Finance Board.

SECTION 2. OTHER OFFICES: In addition to its principal office, the Bank may establish offices at any other place, or places, designated by the Board of Directors (hereafter, the "Board").

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

SECTION 1(a). MEETINGS: Meetings of the stockholders of the Bank shall be called upon the written request of the President of the Bank, or the majority of the Directors of the Board, or of the stockholders of the Bank entitled to cast one-fourth of the votes eligible to be cast at any such meeting. The Board shall designate the time, date and place for any such meeting called by the Board or President. If a meeting is called by the stockholders, the Board shall designate the time, date and place of the meeting and such date shall not be less than fifteen days, nor more than sixty days, after such request has been received by the Corporate Secretary of the Bank. Should the Board fail to act for a period of thirty days after the receipt of the request for such meeting, the Corporate Secretary of the Bank shall designate a time, date and place. The Chair of the Board, or in the absence of the Chair, the Vice Chair of the Board, or in the absence of both of these persons, the President of the Bank, shall preside at all meetings of the stockholders.

(b) NOTICE: The Corporate Secretary of the Bank shall mail to each stockholder of the Bank at its last known address as shown on the books of the Bank a notice of each stockholder meeting. Such notice shall be sent at least ten days before such meeting, and shall contain a statement of the purpose or purposes and of the time, date and place of the meeting.

SECTION 2. QUORUM AND VOTING: The stockholders present shall constitute a quorum for the transaction of any business at a meeting of the stockholders. Each stockholder of the Bank shall be entitled at every meeting of the stockholders to cast one vote by one of its officers for the transaction of any business coming before the meeting.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. NUMBER AND QUALIFICATION: The Board shall consist of seventeen Directors (or such larger or smaller number as may be authorized by the Federal Housing Finance Board). Eleven of the Directors shall be elected by the stockholders and six shall be appointed by the Federal Housing Finance Board, all of whom shall at all times be citizens of the United States, and each of whom shall be either a bona fide resident of the district in which the Bank is located or an officer or director of a member of the Bank located in that district. The Directors shall be appointed and elected in such manner and for such terms of office as provided in Section 7 of the Federal Home Loan Bank Act, as amended, and the Regulations of the Federal Housing Finance Board made there under. In the event of a vacancy in any elected Bank directorship, nominations for a replacement to fill the unexpired term shall be made to the Board by the Executive Committee (as established in Article IV, Section 1 below), and such vacancy shall be filled by an affirmative vote of a majority of the remaining Directors, regardless of whether the remaining Directors constitute a quorum of the Board. Directors may be reasonably compensated and reimbursed for their time and expenses in the performance of their official Bank duties, in accordance with policies adopted by the Board which are consistent with the Federal Home Loan Bank Act and the related Regulations of the Federal Housing Finance Board.

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                                     Federal Home Loan Bank of New York - Bylaws

SECTION 2. REGULAR MEETINGS: Regular meetings of the Board may be held at such time and place as shall be determined from time to time by resolution of the Board; provided, however, that such meetings shall be held at least quarter-annually.

SECTION 3. SPECIAL MEETINGS: Special meetings of the Board may be called by its Chair or the President of the Bank on at least five days' written notice or three days' notice sent by facsimile machine or electronic notice to each Director, and shall be called upon like notice by the Corporate Secretary of the Bank on the written request of three Directors stating the reasons therefore. If notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed with postage prepaid. Facsimile notice shall be deemed to be delivered when the notice has been transmitted with a machine-produced receipt of proper transmittal. Electronic notice shall be deemed to be delivered when transmitted. The notice of such special meetings shall stipulate the time, date and place of such meetings, and shall contain a statement of the purpose or purposes of such meetings. Such special meetings may be held at any time and place without previous notice if all of the Directors are actually present. Notice may be waived by any Director.

SECTION 4. QUORUM AND VOTING: At any regular or special meeting of the Board (or a committee thereof) a majority of the Board (or committee) shall constitute a quorum for the transaction of business. If less than the majority of the Board (or committee) is present at a meeting, a majority of the Directors present may adjourn the meeting. The affirmative vote of a majority of the Board (or a committee thereof) present at a duly constituted meeting of the Board (or a committee thereof) shall be necessary to authorize any action or for the passage of any resolution. Notational voting may be conducted as long as each member of the Board (or committee thereof) receives the opportunity to vote in such manner; the affirmative vote of a majority of the Board (or a committee thereof) shall be necessary to authorize any action or for the passage of any resolution in such instance.

SECTION 5. OFFICERS OF THE BOARD: The officers of the Board shall be a Chair elected for a two-year term by a majority of all the Directors of the Bank, a Vice Chair (who shall act as the Chair when the Chair is absent or disabled or the position is otherwise vacant) also elected for a two-year term by a majority of all the Directors of the Bank, and a Secretary. Nominations for the Chair and Vice Chair positions shall be made by the Executive Committee to the Board. The President of the Bank, or in his or her absence such other person as may be designated by the Board, shall be the Secretary of the Board. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board. The Board, utilizing the nomination procedure set forth above, shall have the authority to designate an Acting Chair for any period during which the Chair and the Vice Chair are not available to carry out the requirements of the position of Chair for any reason, and the Board shall also have the authority to remove any person from such position for good cause. The Board shall further have the authority to fill the position of the Chair or the Vice Chair utilizing the nomination procedure set forth above in the event either position becomes vacant.

SECTION 6. ORDER OF BUSINESS: At meetings of the Board business shall be transacted in such order as, from time to time, the Board may determine. At all meetings of the Board, the Chair of the Board, or in the absence of the Chair the Vice Chair, or in the absence of both of these officers, an Acting Chair selected by the Board as provided for herein, shall preside.

SECTION 7. RESPONSIBILITY FOR POLICIES: The Board shall review and adopt, in accordance with the specific requirements of applicable Federal Housing Finance Board regulations, a Risk Management Policy, a Member Products Policy, a Strategic Business Plan, and other policies and plans as may be required by the Federal Housing Finance Board from time to time. The Board shall also oversee senior management's implementation of the Bank's internal control system.

SECTION 8. DESIGNATION OF DEPOSITARIES: The Board shall designate the trust company or trust companies, bank or banks, in which shall be deposited the monies or securities of the Bank, except as otherwise provided by the Federal Home Loan Bank Act, as amended, and the Regulations of the Federal Housing Finance Board.

                                   ARTICLE IV

                                BOARD COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE: The Board shall designate an Executive Committee consisting of a minimum of three elected members of the Board and one appointed member of the Board, which, during the intervals between meetings of the Board

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                                     Federal Home Loan Bank of New York - Bylaws

shall possess and may exercise all of the powers of the Board in the management and direction of the affairs of the Bank in all cases in which specific directions have not been given by the Board. All action by the Executive Committee shall be reported to the Board at its next meeting succeeding such action, and shall be subject to revision and alteration by the Board; provided, however, that no rights of third parties shall be affected by any such revision or alteration. The Board Chair shall be the Executive Committee Chair; however, the Board Chair may delegate this responsibility to the Board Vice Chair if desired by the Board Chair. In the event of the absence of the Chair of the Executive Committee, the remaining members of the Executive Committee shall appoint a temporary Chair. The other members of the Executive Committee shall be chosen from among the remaining members of the Board and shall serve such terms as may, from time to time, be set by the Board. In the event of the absence of any elected or appointed director then serving as a member of the Executive Committee from any meeting of the Committee, any other member of the Board may, at the request of the Chair of the Executive Committee, serve as an alternate member of the Committee. Any additional member of the Board may, upon the request of the Chair of the Executive Committee, serve as an additional member of the Committee at any meeting of the Committee; however, such additional member will not be able to vote on matters before the Committee. A majority of the Committee shall constitute a quorum, and the affirmative vote of a majority of the Committee present at a meeting of the Committee shall be necessary to authorize any action or for the passage of any resolution. The Executive Committee may act by the written resolution of a majority of the Committee though not formally convened as long as each member of the Committee receives the opportunity to vote in the same manner. The Executive Committee shall meet as provided by its charter, or by resolution of the Board, and it shall also meet at the call of its Chair or of the President of the Bank. The President of the Bank shall serve as Secretary of the Committee, or in the absence of the President of the Bank any such person shall serve as Secretary of the Committee as may be designated by the Committee. In the event of a national emergency, if all of the persons herein before authorized to call a meeting of the Committee are unavailable for duty, a meeting may be called by any other Director.

SECTION 2. AUDIT COMMITTEE. The Board shall designate an Audit Committee which shall be established in accordance with, and shall have the responsibilities established by, the appropriate Regulations of the Federal Housing Finance Board. In the event of the absence of any Director then serving as a member of the Audit Committee, any other Board member may serve as an alternate member of the Audit Committee upon the request of the Chair of the Audit Committee. Further, any additional member of the Board may serve as an additional member of the Audit Committee at any meeting of the Audit Committee upon the request of the Chair of the Audit Committee; however, such additional member will not be entitled to vote on matters before the Audit Committee.

SECTION 3. OTHER COMMITTEES: The Board may establish from time to time other suitable committees that it determines are necessary or appropriate for the conduct of the business of the Bank. Such committees shall report to the Board when and as required. The Chair and the membership of such other committees shall be selected by the Executive Committee. The Executive Committee by resolution from time to time may change the Chairs and/or the members of such committees. In the event of the absence of any Director then serving as a member of a committee, any other Board member may serve as an alternate member of a committee upon the request of the Chair of such committee. Further, any additional member of the Board may serve as an additional member of a committee at any meeting of such committee upon the request of the Chair of such committee; however, such additional member will not be entitled to vote on matters before the committee.

SECTION 4. COMMITTEE CHARTERS. All Board committees, including the Executive and Audit Committees, shall establish, maintain and periodically update (at least annually) separate charter documents in order to clarify the mission of the committees. All such charters and any revisions thereto shall be subject to the approval of the Board.

                                    ARTICLE V

                             OFFICERS AND EMPLOYEES

SECTION 1. OFFICERS: The officers of the Bank shall be a President, one or more Vice Presidents, a Treasurer and a Corporate Secretary, all of whom shall be elected by the Board. The President shall be the chief executive officer and shall be primarily responsible for the operation and management of the Bank; provided, however, the Board may designate a Vice President or higher level officer as the chief executive officer of the Bank if necessary in

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                                     Federal Home Loan Bank of New York - Bylaws

the event the office of the President becomes vacant. One person may hold any two offices. The Board may also appoint such other officers as it shall deem necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the President and by the Board. The Board shall adopt an appropriate resolution electing officers for the next calendar year. If, between the time of the yearly approvals, a new officer level position is established, or if an officer level position becomes vacant, the President will have the authority to approve the creation of the new position, as well as approve the person who fills the new, or vacated, position. However, the approval of the Board (or of a Board Committee given approval authority by the Board) will be required for (i) the creation of a new officer level position if the creation and filling of the new position results in a net increase in the total number of Bank officers approved by the Board at the time of the Board's most recent yearly vote or (ii) the election of any person to the level of Senior Vice President or higher. All officer approvals, whether made by the Board, a designated Board Committee or the President will remain effective only until the time that the Board's next yearly election of officers becomes effective. The designation of a specified term does not grant to the officer any contract rights, and the Board in the case of the President, and the President in the case of all other officers, may remove the officer at any time prior to the expiration of such term. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the President and by the Board. They shall have full responsibility for the operation of the Bank under the direction of the Board and the Executive Committee. They shall make full report to committees of the Board of matters under consideration or to be considered by such committees and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting. The officers of the Bank designated by its Board may extend or deny credit and take such other action as is in conformity with the credit policy of the Bank and the regulations of the Federal Housing Finance Board. When so designated by resolution of the Board, and under such directions as may be stated therein, the President, and/or a Vice President, and/or other officers may act as ex-officio members of any standing committee of the Board; provided, that the presence of only one such ex-officio member may be counted in determining the requirement of a quorum.

SECTION 2. EMPLOYEES AND OUTSIDE CONSULTANTS: There shall also be such other employees as the Board may authorize or whose appointment the Board may ratify; and they shall have such duties as shall be assigned to them by the Board or the President of the Bank. In carrying out their duties and responsibilities, the Board and all Committees thereof shall have authority to retain staff and outside counsel, independent accountants, or other outside consultants at the expense of the Bank.

SECTION 3. COMPENSATION: The Board (or a Board Committee given approval authority by the Board) shall annually adopt an appropriate resolution setting the compensation of the Bank President and the other officers of the Bank. The compensation of all other employees of the Bank shall be fixed by the President or his/her designee and shall be within the budget approved for the Bank by the Board. If the Board intends to provide any additional compensation to the President, or other officers or employees of the Bank, the Board (or a Board Committee given approval authority by the Board) shall first approve a formal plan governing such compensation.

                                   ARTICLE VI

                                  CAPITAL STOCK

SECTION 1. ISSUANCE AND FORM: The President shall issue, or cause to be issued, to each member stockholder, such shares of stock as may be purchased by such stockholder. The manner of form, issuance, transfer and redemption of capital stock, as well as the payment of dividends, shall be as prescribed by the Federal Home Loan Bank Act, as amended, and the Regulations of the Federal Housing Finance Board promulgated there under.

SECTION 2. TRANSFERS: Subject to the provisions of the Federal Home Loan Bank Act, as amended, and the Regulations made there under, no transfer of shares of stock of the Bank shall be effective unless such transfer has been recorded on the books of the Bank. If certificated shares are transferred, the certificates evidencing such shares that are in the name of the transferor shall be canceled and new shares in either certificated or book-entry form shall be issued to the transferee. Each transfer shall be recorded, and the original record, or a duplicate thereof, shall be kept at the principal office of the Bank.

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                                     Federal Home Loan Bank of New York - Bylaws

SECTION 3. DIVIDENDS: The Board may declare and pay a dividend only from previously retained earnings or current net earnings and only if such payment will not result in a projected impairment of the par value of the capital stock of the Bank. Dividends on such capital stock shall be computed without preference.

                                   ARTICLE VII

                               GENERAL PROVISIONS

SECTION 1. MINUTES: Accurate minutes of all meetings of the stockholders of the Bank, of the Board, and its Committees, shall be signed by the presiding officer and attested under the seal of the Bank by the Secretary officiating at such meetings, and a certified copy of the same shall then promptly be transmitted to the Federal Housing Finance Board. The original copies of such minutes shall be preserved by the Bank in minute books in custody of the Corporate Secretary of the Board but available to any member of the Federal Housing Finance Board or to the examiners or other official representatives of the Federal Housing Finance Board.

SECTION 2. TELEPHONE MEETINGS: Any one or more members of the Board or any Committee thereof may participate in a meeting of the Board or such committee by means of a telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 3. CORPORATE SEAL: The seal of the Bank shall be as hereto affixed and shall be in the charge of the Corporate Secretary of the Bank or the Assistant Corporate Secretary. A duplicate of the seal may be kept and be used by the designee of the Corporate Secretary.

                   [FEDERAL HOME LOAN BANK OF NEW YORK SEAL]

SECTION 4. BUDGET: The Board shall be responsible for the adoption of an annual operating expense budget and a capital expenditures budget for the Bank, and any subsequent amendments thereto, consistent with the requirements of the Federal Home Loan Bank Act, and applicable Federal Housing Finance Board regulations. The Board may not delegate the authority to approve the Bank's annual budgets, or any subsequent amendments thereto, to Bank officers or other Bank employees. The Bank may not exceed its total annual operating expense budget or its total annual capital expenditures budget without prior approval by the Board of an amendment to such budget.

SECTION 5. INSURANCE: The Bank shall comply with all provisions of law as to the maintenance of liability, compensation, or other insurance, and shall maintain such additional forms and amounts of insurance as the Board may, from time to time determine.

SECTION 6. INDEMNIFICATION: The Bank shall indemnify each past, present and future director, officer, employee or agent of the Bank (and his or her legal representatives, successors and assigns) in accordance with such resolutions or agreements as may be duly adopted, approved, or ratified by the Board.

SECTION 7. SIGNING OF PAPERS: All contracts, deeds, bonds, assignments, releases, checks, drafts, or orders for payment, or other documents of the Bank shall be signed in the name of the Bank by such officer or employee or officers or employees as may from time to time be designated by the Bank's President, unless the Board has otherwise directed.

SECTION 8. OPERATIONS: The Bank shall operate and do business within the provisions of the Federal Home Loan Bank Act, as amended, the Regulations made there under, its certificate of organization, these Bylaws, and such directives not inconsistent with the foregoing as the Board may from time to time adopt.

SECTION 9. FISCAL YEAR: The fiscal year of the Bank shall begin on the first day of January.

SECTION 10. AMENDMENT: The Bylaws of the Bank may be amended by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, provided that each Director shall have been given written notice of the proposed amendment and of the form of such amendment at least seven days preceding any such meeting. Alternatively, the Bylaws may be amended by the affirmative vote of a majority of the Board at any regular meeting without additional written notice of the proposed amendment and of the form of the amendment being given to each Director, provided that the form of the proposed amendment has been submitted to the previous regular meeting of the Board and has been incorporated in the minutes of the said meeting.

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                                     Federal Home Loan Bank of New York - Bylaws

Includes all amendments through April 19, 2001 as follows: Revised Bylaws adopted September 10, 1936; Amended on the following dates - November 28, 1940; January 20, 1943; March 13, 1945; January 1, 1948; May 16, 1949; October 7,
1949; July 14, 1950; October 21, 1954; December 16, 1954; March 25, 1955; July
29, 1955; July 26, 1956; April 2, 1957; May 25, 1960; January 10, 1963; October
21, 1963; August 16, 1966; May 2, 1967; October 3, 1968; August 15, 1974;
December 6, 1976; October 22, 1984; April 9, 1986; July 23, 1987; March 15,
1990; August 19, 1993; December 19, 1996; July 17, 1997, July 16, 1998, February
18, 1999, July 20, 2000; April 19, 2001, December 20, 2001, March 21, 2002,
January 16, 2003 and March 18, 2004.

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                                     Federal Home Loan Bank of New York - Bylaws

                                      INDEX

ARTICLE I. OFFICES
        Section 1. Principal Office........................................        1
        Section 2. Other Offices...........................................        1

ARTICLE II. STOCKHOLDERS' MEETING
        Section 1. Meetings................................................        1
        Section 2. Quorum and Voting.......................................        1

ARTICLE III. DIRECTORS
        Section 1. Number and Qualification................................        1
        Section 2. Regular Meetings........................................        2
        Section 3. Special Meetings........................................        2
        Section 4. Quorum and Voting.......................................        2
        Section 5. Officers of the Board...................................        2
        Section 6. Order of Business.......................................        2
        Section 7. Responsibility for Policies.............................        2
        Section 8. Designation of Depositaries.............................        2

ARTICLE IV. BOARD COMMITTEE
        Section 1. Executive Committee.....................................        2
        Section 2. Audit Committee.........................................        3
        Section 3. Other Committees........................................        3
        Section 4. Committee Charters......................................        3

ARTICLE V. OFFICERS AND EMPLOYEES
        Section 1. Officers................................................        3
        Section 2. Employees and Outside Consultants.......................        4
        Section 3. Compensation............................................        4

ARTICLE VI. CAPITAL STOCK
        Section 1. Issuance and Form.......................................        4
        Section 2. Transfers...............................................        4
        Section 3. Dividends...............................................        5

ARTICLE VII. GENERAL PROVISIONS
        Section 1. Minutes.................................................        5
        Section 2. Telephone Meetings......................................        5
        Section 3. Corporate Seal..........................................        5
        Section 4. Budget..................................................        5
        Section 5. Insurance...............................................        5
        Section 6. Indemnification.........................................        5
        Section 7. Signing of Papers.......................................        5
        Section 8. Operations..............................................        5
        Section 9. Fiscal Year.............................................        5
        Section 10. Amendment..............................................        5
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